Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Master Trust (the “Trust”), hereby certifies, to the best of her knowledge, that the Trust’s report on Form N-CSRS for the period ended November 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: January 28, 2011

By:	/s/ Karla M. Rabusch
Karla M. Rabusch
President
Wells Fargo Master Trust

Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Wells Fargo Master Trust (the “Trust”), hereby certifies, to the best of his knowledge, that the Trust’s report on Form N-CSRS for the period ended November 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: January 28, 2011

By:	/s/ Kasey L. Phillips
Kasey L. Phillips
Treasurer
Wells Fargo Master Trust